EXHIBIT 10.1


                TENTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

      This Tenth Amendment and Waiver to Credit Agreement (herein, the "Amendment") is entered into as of October 5, 2009, among CalAmp Corp., a Delaware corporation (the "Borrower"), the lenders party hereto (herein, the "Lenders"), and Bank of Montreal, as administrative agent for the Lenders (the "Administrative Agent").

      PRELIMINARY STATEMENTS:

      A. The Borrower, certain subsidiaries of the Borrower, as guarantors, the Administrative Agent, and the other Lenders have entered into that certain Credit Agreement dated as of May 26, 2006 (such Credit Agreement, as the same has been or may be amended, modified or restated from time to time, hereinafter referred to as the "Credit Agreement"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

      B. The Borrower has requested that the Lenders waive certain Events of Default and make certain amendments to the Credit Agreement, and the Lenders are willing to do so, all in the manner and on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  WAIVER.

      The Borrower has advised the Lenders that it was not in compliance with the Minimum EBITDA covenant set forth in Section 8.21 of the Credit Agreement for the 12-month period ended August 29, 2009 and (ii) the Minimum Sales of Wireless DataCom Division covenant set forth in Section 8.21 of the Credit Agreement for the 3-month period ended September 26, 2009; each such event of non-compliance constitutes an Event of Default under Section 9.1 of the Credit Agreement (the "Existing Defaults"). The Borrower has requested that the Lenders waive the Existing Defaults for the period ended August 29, 2009 and September 26, 2009, respectively, and by signing below, the Lenders agree to waive the Existing Defaults for such periods and only for such periods.

SECTION 2.  AMENDMENTS.

      Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

      2.1. The definition of "Base Rate" set forth in Section 1.4(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

      "Base Rate" means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate, or its equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent's best or lowest rate), (b) the sum of (i) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%, (c) the LIBOR Quoted Rate for such day plus 1.00% and (d) 3.00%. As used herein, the term "LIBOR Quoted Rate" means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month interest period which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Eurodollar Reserve Percentage.

      2.2. The definitions of "Eurodollar Reserve Percentage" and "LIBOR" set forth in Section 1.4(b) of the Credit Agreement shall be amended and restated in their entirety to read as follows:

  "Eurodollar Reserve Percentage" means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the relevant Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

  "LIBOR" means, for an Interest Period for a Borrowing of Eurodollar Loans, the greater of (x) 2.00% and (y) (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

      2.3. The definition of "LIBOR Index Rate" appearing in Section 1.4(b) of the Credit Agreement shall be amended by deleting the phrase "Telerate Page 3750" appearing therein and replacing it with the phrase "LIBOR01 Page".

      2.4. Section 1.4(b) of the Credit Agreement shall be amended by deleting the definition of "Telerate Page 3750" appearing therein and adding a new definition of "LIBOR01 Page" to appear in the appropriate alphabetical order and read as follows:

  "LIBOR01 Page" means the display designated as "LIBOR01 Page" on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

      2.5. Section 2.1 of the Credit Agreement shall be amended by adding a new subsection (h) to read as follows:

      (h) Tenth Amendment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of each of the Lenders who execute and deliver the Tenth Amendment by no later than October 9, 2009 in accordance with their respective Percentages a Tenth Amendment fee of $100,000 which shall be fully earned on the Tenth Amendment Effective Date and shall be due and payable on the Revolving Credit Termination Date; provided, however, if the Obligations are paid in full on or before December 31, 2009, such fee shall be forgiven.

      2.6. The definition of "Applicable Margin" set forth in Section 5.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

      "Applicable Margin" means, with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under
Section 2.1 hereof, the rate per annum determined in accordance with the following schedule:
                                  APPLICABLE
    APPLICABLE MARGIN FOR          MARGIN FOR                APPLICABLE
      BASE RATE LOANS AND          EURODOLLAR                MARGIN FOR
          REIMBURSEMENT          LOANS AND LETTER            COMMITMENT
     OBLIGATIONS SHALL BE:    OF CREDIT FEE SHALL BE:       FEE SHALL BE:

             4.25%                      5.25%                    0.50%

      2.7. Section 5.1 of the Credit Agreement shall be amended by adding the following new definition in the appropriate alphabetical sequence:

      "Tenth Amendment" means that certain Tenth Amendment and Waiver to Credit Agreement dated as of October 5, 2009, among the Borrower, the Lenders party thereto and the Administrative Agent.

      "Tenth Amendment Effective Date" means the date upon which all of the conditions precedent to the effectiveness of the Tenth Amendment have been satisfied or waived to the satisfaction of the Administrative Agent.

SECTION 3.  CONDITIONS PRECEDENT.

      The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

      3.1. The Borrower, the Required Lenders and the Administrative Agent shall have executed and delivered this Amendment.

      3.2. The Administrative Agent shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Administrative Agent or its counsel may reasonably request.

      3.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

      3.4. The Guarantors shall have executed their reaffirmation, acknowledgment, and consent in the space provided for that purpose below.

      3.5. The Borrower shall have paid any invoices for professional services rendered on behalf of the Administrative Agent, including legal fees.

SECTION 4.  REPRESENTATIONS.

      In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof after giving effect to this Amendment the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects, except to the extent the same expressly relate to an earlier date (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent) and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default (other than the Existing Defaults) has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 5.  MISCELLANEOUS.

      5.1. The Borrower and the Guarantors heretofore executed and delivered to the Administrative Agent certain Collateral Documents and the Borrower hereby, and the Guarantors by signing below, acknowledge and agree, that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Lenders, the obligations of the Borrower and the Guarantors thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

      5.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

      5.3. The Borrower agrees to pay on demand all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

      5.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of New York.

      5.5. FOR VALUE RECEIVED, INCLUDING WITHOUT LIMITATION, THE AGREEMENTS OF THE LENDERS IN THIS AGREEMENT, THE BORROWER HEREBY RELEASES THE ADMINISTRATIVE AGENT AND EACH LENDER, ITS CURRENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, AND PROFESSIONAL ADVISORS (COLLECTIVELY, THE "RELEASED PARTIES") OF AND FROM ANY AND ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH THE BORROWER HAS OR EVER HAD AGAINST THE RELEASED PARTIES, INCLUDING, WITHOUT LIMITATION, THOSE ARISING OUT OF THE EXISTING FINANCING ARRANGEMENTS BETWEEN THE BORROWER AND THE LENDERS, AND THE BORROWER FURTHER ACKNOWLEDGES THAT, AS OF THE DATE HEREOF, IT DOES NOT HAVE ANY COUNTERCLAIM, SET-OFF, OR DEFENSE AGAINST THE RELEASED PARTIES, EACH OF WHICH THE BORROWER HEREBY EXPRESSLY WAIVES. [SIGNATURE PAGE TO FOLLOW]


     This Tenth Amendment and Waiver to Credit Agreement is entered into as of the date and year first above written.

                                   "BORROWER"
                                   CALAMP CORP.
                                   By /s/ Richard K. Vitelle
                                   Name:  Richard K. Vitelle
                                   Title:  Vice President of Finance

      Accepted and agreed to by the Lenders.

                                   "LENDERS"
                                   BANK OF MONTREAL, acting through its
                                   Chicago Branch, in its individual capacity
                                   as a Lender, as L/C Issuer, and as
                                   Administrative Agent
                                   By /s/ Geoffrey R. McConnell
                                   Name Geoffrey R. McConnell
                                   Title Managing Director

                                   UNION BANK OF CALIFORNIA, N.A.
                                   By
                                   Name
                                   Title

                                   BANK OF THE WEST
                                   By /s/ J. Neal Churchill
                                   Name J. Neal Churchill
                                   Title Vice President


              REAFFIRMATION, ACKNOWLEDGEMENT AND CONSENT OF GUARANTORS

      Each of the undersigned, the Guarantors, heretofore executed and delivered to the Administrative Agent, on behalf of the Lenders, the Credit Agreement or an Additional Guarantor Supplement. Each of the undersigned hereby consents to the Tenth Amendment and Waiver to Credit Agreement (the "Amendment") set forth above and confirms that its Guaranty, and all obligations of the undersigned thereunder, remains in full force and effect. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained. Each of the undersigned acknowledges that the Lenders are relying on the assurances provided herein in entering into the Amendment.

                                        "GUARANTORS"

                               CALAMP SOLUTIONS HOLDINGS, INC.
                               By /s/John H. Bates
                               Name:  John H. Bates
                               Title:    President

                               CALAMP SOLUTIONS, INC.
                               By /s/John H. Bates
                               Name:  John H. Bates
                               Title:    President

                               DATARADIO CORPORATION (successor by
                               merger to Dataradio Holdings, Inc. and
                               Dataradio COR Ltd.)
                               By /s/ Garo Sarkissian
                               Name:  Garo Sarkissian
                               Title:    Vice President